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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 10, 2001
                  Date of Earliest Event Reported: May 9, 2001

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                    0-21317                    84-1299995
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)


                             7600 EAST ORCHARD ROAD
                                 SUITE 330 SOUTH
                               ENGLEWOOD, CO 80111
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 268-5440



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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

         On May 9, 2001, Liberty Satellite & Technology, Inc., a Delaware corporation (the "Company") sold to Liberty Satellite, LLC, a Delaware limited liability company, 100% of the Company's beneficial interests (the "Interests") in the Liberty PCS Trust (the "Trust"). The Interests represent rights with respect to 5,084,745 shares of Sprint PCS Group common stock ("Sprint Stock") and certain derivative transactions related to the Sprint Stock (the "Equity Collar"). The sale was accomplished pursuant to a Trust Interest Purchase Agreement, dated May 9, 2001 (the "Purchase Agreement"), between the Company and Liberty Satellite, LLC. The aggregate purchase price for the Interests was $287,266,757, and was paid by (i) delivery of two secured demand promissory notes (the "Notes") issued by Liberty Satellite, LLC to the Company in the aggregate principal amount of $224,225,597 and (ii) the assumption of $63,041,160 of indebtedness which the Company owed to the Trust. The Notes bear interest at a rate of 6.5% per annum, payable quarterly in arrears, at maturity and upon payment of principal. Amounts outstanding under the Notes are due and payable, in whole or in part, three business days after the Company's demand therefor, and in any event, in March 2003. Liberty Satellite, LLC's obligations to the Company under the Notes are secured by the Interests pursuant to the terms of a Security Agreement, dated May 9, 2001 (the "Security Agreement"), between the Company and Liberty Satellite, LLC.

         The Company determined the aggregate purchase price of the Interests, in conjunction with advisors, by utilizing the sum obtained as follows: (i) the fair value of the Sprint Stock as of May 8, 2001, based on the closing price of such shares on the New York Stock Exchange, plus (ii) the Black-Scholes option pricing model value of the Equity Collar as of May 8, 2001.

         Liberty Satellite, LLC is a joint venture between the Company and Liberty Media Corporation in which the Company owns 10.59% of the equity interest and Liberty Media Corporation owns 89.41% of the equity interest. The Company operates and manages the activities of Liberty Satellite, LLC and has decision-making authority with respect to significant business transactions, including the purchase and sale of assets, entered into by Liberty Satellite, LLC. Accordingly, Liberty Satellite, LLC is a consolidated subsidiary of the Company. As such, there is no effect on the Company's consolidated balance sheet or statement of operations as a result of the transaction described above.

         Liberty Media Corporation is a Delaware corporation, which owns 6.1% of the Company's Series A Common Stock, 43% of the Company's Series B Common Stock and 100% of the Company's nonvoting Series A Preferred Stock and 100% of the Company's Series B Preferred Stock. The Series B Preferred Stock has super voting rights, which when combined with Liberty Media Corporation's common stock ownership, give Liberty Media Corporation over 89% of the voting power with respect to the Company's common stock. Robert R. Bennett and Gary
S. Howard are each directors of the Company and directors and officers of Liberty Media Corporation. Carl E. Vogel, the President and Chief Executive Officer of the Company, is also an officer of Liberty Media Corporation.

         The description of the disposition transaction contained in this
Item 2 is qualified in its entirety by the full text of the Notes, the Purchase Agreement and the Security Agreement, which have been filed, respectively, as an exhibits 2.1, 2.2, 2.3, and 2.4 hereto and each of which is hereby incorporated herein by reference.

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Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements of businesses acquired.  None.
         (b) Pro forma financial information.

         As noted in Item 2 above, the transaction reported in this Form 8-K is between the Registrant and a consolidated subsidiary. Accordingly, there is no pro forma effect on the Company's consolidated balance sheet or statement of operations as a result of such transaction.

         (c) Exhibits.  The following exhibits have been filed herewith:


         EXHIBIT NO.             DESCRIPTION
               2.1               Purchase Agreement
               2.2               Note No. 1
               2.3               Note No. 2
               2.4               Security Agreement




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LIBERTY SATELLITE & TECHNOLOGY, INC.
                                    (Registrant)


Date: May 10, 2001                  By:     /s/ Kenneth G. Carroll
                                         -------------------------
                                    Name:    Kenneth G. Carroll
                                    Title:   Senior Vice President, Chief
                                             Financial Officer and Treasurer




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